Execution Copy

SEPARATION AND RELEASE AGREEMENT
THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made by and between Steven B. Detwiler (the “Executive”) and New Enterprise Stone & Lime Co, Inc., (the “Company”) on the 27th day of March, 2014.
WHEREAS, Executive’s employment with the Company and all of its subsidiaries and affiliates (collectively, the “Company Entities”) will terminate effective as of March 31, 2014 (the “Termination Date”);
WHEREAS, the Company has agreed to pay the Executive certain amounts and provide certain benefits and rights, subject to his execution and non-revocation of the release provided for herein and the Second Release (as defined below) and Executive’s agreement with the terms and conditions of this Agreement, including, without limitation, the restrictive covenants described herein; and
WHEREAS, the Executive shall continue to serve on the Company’s Board of Directors (the “Board”) as a director after the Termination Date.
NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:
1.Consideration; Acknowledgements; Board Service.
1.1.     The parties acknowledge and agree that the Executive’s employment with the Company Entities shall terminate on the Termination Date. The Executive acknowledges and agrees that he has resigned any and all positions with the Company Entities effective no later than the Termination Date. In connection with the resignation of the Executive’s employment, and in consideration of the Executive’s execution of and compliance with this Agreement and the Second Release (as defined below), the Company will:
1.1.1.    pay Executive or in the event of Executive’s death, his estate, an aggregate amount of $945,000, which shall be paid in monthly installments of $39,375 over a period of twenty-four (24) months from the Termination Date, with the first installment payable within three (3) business days after the Effective Date (as defined in the Second Release) and thereafter in accordance with the Company’s normal payment practices that are applicable to management employees of the Company; and
1.1.2.    continue and pay the full premiums of Executive’s (including his eligible dependents’) group health plan (medical and dental) coverage under the Company’s group health plan until Executive’s or Executive’s spouse’s (if Executive dies before age 65) attainment of age 65; provided, however, that the benefit described in this Section 1.1.2 shall immediately cease during any period before Executive (or Executive’s spouse, as applicable) attains age 65, in which Executive becomes eligible to receive comparable coverage under another employer’s group health plan; and further provided that if such benefit would violate the nondiscrimination rules under the Patient Protection and Affordable Care Act of 2010 and related regulations and guidance promulgated thereunder (“ACA”), the parties agree to reform this provision in such manner as is

#24481154 v8

necessary to comply with the ACA and avoid any such penalties while keeping Executive in the same economic position.
1.1.3.    within thirty (30) days following the Effective Date (as defined in the Second Release), reimburse Executive for the reasonable costs incurred by Executive in connection with the negotiation and signing of this Agreement, up to a maximum of $10,000, and subject to receipt by the Company of a copy of the appropriate invoice;
1.1.4    pay Executive all accrued but unused vacation pay in the amount of $26,653.85 (which, notwithstanding Section 1.2, shall be paid on the Termination Date);
1.1.5    purchase the automobile currently leased by the Company for Executive’s use and convey such automobile to Executive free and clear of all liens and encumbrances at no cost to Executive (other than customary vehicle registration fees and any income tax payable by Executive in respect of such conveyance), within thirty (30) days after the date of execution of this Agreement; and
1.1.6    convey all of the Company’s right, title and interest to and at no cost to Executive, in (i) the existing $10,000,000 key-man life insurance policy insuring Executive’s life and (ii) to the extent transferable under the terms of such policy, the existing disability insurance policy covering Executive, within thirty (30) days after the date of execution of this Agreement, after which time Executive shall be solely responsible for payment of the applicable premiums.
1.2.    The Executive acknowledges that: (i) in the absence of his execution of this Agreement and the Second Release, the payments and benefits specified above in Section 1.1 would not otherwise be due to him; (ii) he has no entitlement under any severance or similar arrangement maintained by any of the Company Entities; and (iii) except as otherwise provided specifically in this Agreement, none of the Company Entities has or will have any other liability or obligation to the Executive with respect to his employment or the termination thereof by the Company. The severance and other benefits described in Section 1.1 are conditioned on Executive executing the release agreement in the form attached hereto as Exhibit A (the “Second Release”) prior to the 22nd day following the Termination Date, and will become payable in accordance with the terms of this Agreement upon the Second Release becoming irrevocable.
1.3.    Notwithstanding the termination of Executive’s employment, Executive shall remain a member of the Board immediately after the Termination Date, with any continued service on the Board following the Termination Date subject to the Company’s Certificate of Incorporation and/or By-laws. Executive shall be compensated for such service in accordance with the Board’s policies and practices governing compensation for service of Board members at a level commensurate with Executive’s position on the Board.
1.4.    In the event of a sale of all or substantially all of the assets of the Company to any third party or a “Change of Control,” all amounts due Executive under this Agreement remaining unpaid shall be immediately due and payable as of the effective date of such event. For purposes of this Section 1.4, a “Change of Control” shall mean any one person or entity, or more than one person or entity acting as a group, other than the “Detwiler Family,” acquires in a single

#24481154 v8

transaction or series of related transactions and whether as a merger, consolidation, reorganization or other acquisitive transaction, ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than fifty (50%) percent of the total fair market value or total voting power of the Company’s stock. If any one person or entity, or more than one person or entity acting as a group, is considered to own more than fifty (50%) percent of the total fair market value or total voting power of the Company’s stock as of the date hereof, the acquisition of additional stock by the same person or entity or persons or entities acting as a group does not cause a change in ownership. For purposes of this Agreement, “Detwiler Family” means, collectively, (i) Paul Detwiler and/or Dale Detwiler, (ii) any spouse of Paul Detwiler or Dale Detwiler, (iii) descendants, and spouses of descendants, of Paul Detwiler or Dale Detwiler, (iv) any trust established for the benefit of one or more of the foregoing individuals (so long as the trustee of such trust is either a financial institution or similar fiduciary (or a trust officer at a financial institution or similar fiduciary) or one or more of the foregoing individuals), (v) any corporation, partnership, limited liability company or other entity that is 100% owned and controlled by one or more of the foregoing individuals and/or trusts, and (vi) upon the death of any of the foregoing individuals, the personal representative, executor or administrator of such deceased individual’s estate. Furthermore, a transaction shall not constitute a Change of Control unless it satisfies the definition of “change in control” within the meaning of Treas. Reg. 1.409A-3(i)(5).
2.Release and Covenant Not to Sue.
2.1.    In consideration of the amounts payable under Section 1.1, the release provided in Section 2.4 and the Company’s execution of the Second Release, the Executive hereby fully and forever releases and discharges the Company Entities and each of their respective predecessors and successors, assigns, stockholders, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present (the Company and each such person or entity is referred to as a “Released Person”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, which Executive now has, or hereafter can, shall or may have for, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind or nature whatsoever (“Claim”) arising or occurring through the date of this Agreement, including, but not limited to, any Claim arising out of the Executive’s employment by the Company or the termination thereof, any Claim under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Executive Retirement Income Security Act, 29 U.S.C. § 1001, et seq., any Claim based upon alleged wrongful or retaliatory discharge or breach of contract, any Claim for attorneys’ fees (other than as described in Section 1.1.3), and any other Claim under any other federal, state, local or foreign statute, ordinance, regulation, or under any contract, tort or common law theory.
2.2.    The Executive hereby represents that he has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and that he has not assigned any Claim against a Released Person. The Executive agrees not to initiate a lawsuit or to bring any other Claim against a Released Person arising out of or in any way related to the Executive’s employment by the Company or the termination of that employment. This Agreement will not prevent the Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment

#24481154 v8

Opportunity Commission (or similar state agency); provided, however, that any claim by the Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred.
2.3.    Notwithstanding anything contained in this Agreement to the contrary, Sections 2.1 and 2.2 will not be deemed to release the Company from (i) Claims relating to any obligations incurred under this Agreement or brought to enforce this Agreement, (ii) Claims for defense and indemnification under the Company’s By-laws, applicable law, or applicable insurance policies (including coverage under any director’s and officer’s insurance policy maintained by the Company), (iii) Claims for payment or reimbursement pursuant to any employee benefit plan of the Company, and (iv) claims that cannot be released as a matter of law.
2.4.    The Company, on behalf of itself and the Company Entities, hereby fully and forever releases and discharges the Executive from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, which Company now has, or hereafter can, shall or may have for, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind or nature whatsoever arising or occurring through the date of this Agreement, including, but not limited to, any claim arising out of the Executive’s employment by the Company, any claim for breach of contract, and any other claim under any other federal, state, local or foreign statute, ordinance, regulation, or under any contract, tort or common law theory.
2.5.    The Company, on behalf of itself and the Company Entities, hereby represents that it has not filed a lawsuit or initiated any other administrative proceeding against the Executive and that it has not assigned any claim against the Executive. The Company agrees not to initiate a lawsuit or to bring any other claim against the Executive arising out of or in any way related to the Executive’s employment by the Company.
2.6.    Sections 2.4 and 2.5 will not be deemed to (i) release the Executive from claims relating to any obligations incurred under this Agreement or brought to enforce this Agreement, (ii) release the Executive from claims that cannot be released as a matter of law or (iii) release the Executive from any claim, demand, obligation, or cause of action that is based on any fraudulent act by the Executive, the Executive’s willful misconduct or on facts or claims constituting fraud or willful misconduct by Executive and unknown (whether or not the Company should have known) to the Company on or prior to the date hereof.
2.7.    The parties acknowledge that as of the date this Agreement is executed, respectively, neither the Company nor Executive has knowledge of any facts or circumstances that give rise or could give rise to any claims that would not be released under Sections 2.1, 2.3, 2.4 or 2.6, as applicable.
3.Non-Disparagement.  The Company and Executive mutually agree that they will not disparage, criticize or make statements which are negative, detrimental or injurious to the other party.  Notwithstanding the immediately preceding sentence, (i) Executive agrees and understands that the Company’s obligations under this Section 3 shall be limited to the Board, officers and senior

#24481154 v8

management employees who are made aware of this Agreement, and (ii) Executive and the Company agree and understand that their respective obligations under this Section 3 shall not apply to statements made in connection with a judicial or administrative hearing or proceeding.
4.Restrictive Covenants. To induce the Company to enter into this Agreement and the Second Release, and in recognition of the compensation to be paid to Executive pursuant to this Agreement and the Company’s covenants set forth in this Agreement, the Executive agrees to be bound by the following provisions (the “Restrictive Covenants”):
4.1    Proprietary Matter. Except as expressly permitted or directed by the Company, Executive will not divulge, furnish, disclose or make accessible to anyone any trade secrets, designs, processes, formulae, software or computer programs, devices or methods (whether or not patented or patentable, copyrighted or copyrightable), customer, distributor or supplier lists, needs and requirements, research, plans or any other confidential or proprietary knowledge or information of the Company Entities, in whatever form (“Proprietary Matter”). Notwithstanding the foregoing, Proprietary Matter shall not include (i) any of the foregoing items that have become publicly known through no unauthorized disclosure by Executive or others who were under confidentiality obligations as to the item or items involved or (ii) any information that Executive is required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event Executive will give the Company prompt written notice thereof so that the Company Entities may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. Executive acknowledges that Proprietary Matter constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of the Proprietary Matter other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company.
4.2    Ventures. If, during the twenty-four (24) month period following the Termination Date, or if longer, any period that includes Executive’s service on the Board, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company Entities and a third party or parties, all rights in the project, program or venture will belong to the Company Entities and will constitute a corporate opportunity belonging exclusively to the Company Entities. Except as expressly approved in writing by the Company, Executive will not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith.
4.3    Protective Provisions.
4.3.1    Competitive Activities. During the twenty-four (24) month period following the Termination Date, Executive will not within a radius of thirty (30) miles of any fixed plant of any Company Entity, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business engaged in (i) heavy construction or blacktop paving, (ii) the manufacture, sale or distribution of aggregate, stone, concrete, lime and hot-mix asphalt, or (iii) the manufacture, sale, distribution or leasing of traffic control or work zone safety equipment (each, a “Competing Business”). Notwithstanding the foregoing,

#24481154 v8

Executive may hold up to 2% of the outstanding securities of any class of any publicly‑traded securities of any company.
4.3.2    Solicitation of Customers and Employees. During the twenty-four (24) month period following the Termination Date, Executive will not, either directly or indirectly, on his own behalf or in the service or on behalf of others:
(a)    solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any Competing Business any customer or client of the Company Entities, or any person or entity whose business has been solicited by the Company Entities;
(b)    influence or attempt to influence any person to terminate or modify any agreement, arrangement or course of dealing with the Company Entities; or
(c)    employ any person employed by the Company Entities in the performance of personal services (or who was so employed by the Company Entities within the preceding twenty four (24) months), or engage any individual who provides personal services to the Company Entities exclusively or devotes substantially all of their business time to the Company Entities (or who was so engaged by the Company Entities within the preceding twenty four (24) months).
4.4    Acknowledgements. Executive acknowledges that the provisions of this Section 4 (the “Restrictive Covenants”) are reasonable and necessary to protect the legitimate interests of the Company Entities, that the duration and geographic scope of the Restrictive Covenants are reasonable given the nature of this Agreement and the position Executive held and the director position he will continue to hold within the Company, and that the Company would not enter into this Agreement in the absence of these Restrictive Covenants.
4.5    Remedies and Enforcement Upon Breach.
4.5.1    Specific Enforcement. Executive acknowledges that any breach by him, willfully or otherwise, of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Executive will not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of any breach by Executive of the Restrictive Covenants, the Company will be entitled to injunctive or other similar equitable relief in any court, without any requirement that a bond or other security be posted, and this Agreement will not in any way limit remedies of law or in equity otherwise available to the Company (including, without limitation, the remedy available to it under Section 6).
4.5.2    Judicial Modification. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court will have the power to modify such provision and, in its modified form, such provision will then be enforceable.

#24481154 v8

4.5.3    Accounting. If Executive breaches any of the Restrictive Covenants, the Company will have the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity, and in addition to its rights under Section 6 of this Agreement.
4.5.4    Enforceability. If any court holds the Restrictive Covenants unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants.
4.5.5    Disclosure of Restrictive Covenants. Executive agrees to disclose the existence and terms of the Restrictive Covenants to any person or entity for whom Executive may perform services while the Restricted Covenants remain applicable.
5.Cooperation. The Executive agrees that, subject to the reimbursement of his reasonable expenses, he will cooperate fully with the Company and its counsel, with respect to any matter (including litigation, arbitrations and governmental examinations, investigations and proceedings) in which the Executive was in any way involved during his employment with the Company. The Executive shall render such cooperation in a timely manner on prompt and reasonable notice from the Company.
6.Breach. In addition to its rights under Section 4, if Executive violates any of the Restrictive Covenants, any other provision of this Agreement or the Second Release, no further payments, rights or benefits under Section 1 hereof will be due to Executive; provided, however, that if the event or condition giving rise to a breach by Executive is subject to cure, the Company shall provide fifteen (15) days’ advanced written notice to Executive and such breach will not be deemed to have occurred if Executive cures the applicable event or condition event within such fifteen (15) day notice period.
7.Miscellaneous.
7.1.    Tax Withholding. All payments and benefits provided to the Executive will be subject to tax withholding in accordance with applicable law.
7.2.    No Admission of Liability. This Agreement is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation by the Company or the Executive, or of any violation of any duty owed by the Company to the Executive, or the Executive to the Company. The Company and Executive specifically deny any such violations or liability.
7.3.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive and their respective successors, permitted assigns, executors, administrators and heirs. The Executive may not assign this Agreement or any interest herein without the prior written consent of the Company. Subject to Section 1.4, the Company may

#24481154 v8

assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.
7.4.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.
7.5.    Entire Agreement; Amendments. Except as otherwise provided herein, this Agreement together with the Second Release contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.
7.6.    Governing Law. This Agreement shall be governed by, and enforced in accordance with, the laws of the State of New York, without regard to the application of the principles of conflicts of laws.
7.7.    Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature or .pdf electronic transmission and electronic mail (including .pdf)., in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. Delivery of an executed signature page to this Agreement by any party by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed copy of this Agreement by such party.
[signature page follows]

#24481154 v8

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, in each case on the date(s) indicated below.
NEW ENTERPRISE STONE & LIME CO., INC.

By:/s/ Paul I. Detwiler, III

Name & Title: Paul I Detwiler, III, President

Date: March 27, 2014___________________

STEVEN B. DETWILER
/s/ Steven B. Detwiler

Date: March 27, 2014___________________

#24481154 v8

EXHIBIT A

SECOND RELEASE

THIS SECOND RELEASE is for and in consideration of the payments, benefits, covenants and other consideration to be provided to Steven B. Detwiler (the “Executive”) and New Enterprise Stone & Lime Co, Inc., (the “Company”), respectively, pursuant to the Separation and Release Agreement by and between Executive the Company dated March 27, 2014 (the “Separation Agreement”), which rights are conditioned on the parties signing this Second Release.
1.Release and Covenant Not to Sue.
1.1.    The Executive hereby fully and forever releases and discharges the Company Entities and each of their respective predecessors and successors, assigns, stockholders, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present (the Company and each such person or entity is referred to as a “Released Person”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, which Executive now has, or hereafter can, shall or may have for, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind or nature whatsoever (“Claim”) arising or occurring through the date of this Second Release, including, but not limited to, any Claim arising out of the Executive’s employment by the Company or the termination thereof, any Claim under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Executive Retirement Income Security Act, 29 U.S.C. § 1001, et seq., any Claim based upon alleged wrongful or retaliatory discharge or breach of contract, any Claim for attorneys’ fees (other than as described in Section 1.1.3 of the Separation Agreement), and any other Claim under any other federal, state, local or foreign statute, ordinance, regulation, or under any contract, tort or common law theory.
1.2.    The Executive hereby represents that he has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and that he has not assigned any Claim against a Released Person. The Executive agrees not to initiate a lawsuit or to bring any other Claim against a Released Person arising out of or in any way related to the Executive’s employment by the Company or the termination of that employment. This Second Release will not prevent the Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claim by the Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred.
1.3.    Notwithstanding anything contained in this Second Release to the contrary, Sections 1.1 and 1.2 will not be deemed to release the Company from (i) Claims relating to any obligations incurred under this Second Release or brought to enforce this Second Release or the Separation Agreement, (ii) Claims for defense and indemnification under the Company’s By-laws, applicable law, or applicable insurance policies (including coverage under any director’s and officer’s insurance policy maintained by the Company), (iii) Claims for payment or reimbursement

#24481154 v8

pursuant to any employee benefit plan of the Company, and (iv) claims that cannot be released as a matter of law.
1.4.    The Company, on behalf of itself and the Company Entities, hereby fully and forever releases and discharges the Executive from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, which Company now has, or hereafter can, shall or may have for, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind or nature whatsoever arising or occurring through the date of this Second Release, including, but not limited to, any claim arising out of the Executive’s employment by the Company, any claim for breach of contract, and any other claim under any other federal, state, local or foreign statute, ordinance, regulation, or under any contract, tort or common law theory.
1.5.    The Company, on behalf of itself and the Company Entities, hereby represents that it has not filed a lawsuit or initiated any other administrative proceeding against the Executive and that it has not assigned any claim against the Executive. The Company agrees not to initiate a lawsuit or to bring any other claim against the Executive arising out of or in any way related to the Executive’s employment by the Company.
1.6.    Sections 1.4 and 1.5 will not be deemed to (i) release the Executive from claims relating to any obligations incurred under this Second Release or brought to enforce this Second Release or the Separation Agreement, (ii) release the Executive from claims that cannot be released as a matter of law or (iii) release the Executive from any claim, demand, obligation, or cause of action that is based on any fraudulent act by the Executive, the Executive’s willful misconduct or on facts or claims constituting fraud or willful misconduct by Executive and unknown (whether or not the Company should have known) to the Company on or prior to March 31, 2014.
1.7.    The parties acknowledge that as of the date this Second Release is executed, respectively, neither the Company nor Executive has knowledge of any facts or circumstances that give rise or could give rise to any claims that would not be released under Sections 1.1, 1.3, 1.4 or 1.6, as applicable.

#24481154 v8

2.Rescission Right. The Executive acknowledges, represents and confirms that (a) he has read and understands the terms of this Second Release in its entirety, (b) he has entered into this Second Release knowingly and voluntarily, without any duress or coercion; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Second Release before signing it; (d) he was provided twenty-one (21) calendar days after receipt of the Second Release to consider its terms before signing it; and (e) he is provided seven (7) calendar days from the date of signing to terminate and revoke this Second Release, in which case this Second Release and the Separation Agreement shall be unenforceable, null and void. The Executive understands that he may revoke this Second Release during those seven (7) days by providing written notice of revocation to: New Enterprise Stone & Lime Co., Inc., 3912 Brumbaugh Rd., New Enterprise, PA 16664 Attn: Chief Executive Officer. The parties agree that this Second Release and the Separation Agreement shall become effective after Executive has signed this Second Release and the time for revocation of the Agreement has expired (the “Effective Date”).
3.Miscellaneous.
3.1.    No Admission of Liability. This Second Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation by the Company or the Executive, or of any violation of any duty owed by the Company to the Executive, or the Executive to the Company. The Company and Executive specifically deny any such violations or liability.
3.2.    Successors and Assigns. This Second Release shall inure to the benefit of and be binding upon the Company and the Executive and their respective successors, permitted assigns, executors, administrators and heirs. The Executive may not assign this Second Release or any interest herein without the prior written consent of the Company. Subject to Section 1.4 of the Separation Agreement, the Company may assign this Second Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.
3.3.    Severability. Whenever possible, each provision of this Second Release will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Second Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Second Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.
3.4.    Entire Agreement; Amendments. Except as otherwise provided herein, this Second Release together with the Separation Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Second Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.
3.5.    Governing Law. This Second Release shall be governed by, and enforced in accordance with, the laws of the State of New York, without regard to the application of the principles of conflicts of laws.

#24481154 v8

3.6.    Counterparts and Facsimiles. This Second Release may be executed, including execution by facsimile signature or .pdf electronic transmission and electronic mail (including .pdf)., in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. Delivery of an executed signature page to this Second Release by any party by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed copy of this Second Release by such party.
[signature page follows]

#24481154 v8

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, in each case on the date(s) indicated below.
NEW ENTERPRISE STONE & LIME CO., INC.

By:

Name & Title:

Date: ___________________________________

STEVEN B. DETWILER

Date: ___________________________________

#24481154 v8